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                                                                    Exhibit 21.1

                   Subsidiaries of Data Critical Corporation

Name of Subsidiary                       Jurisdiction
------------------                       ------------
datacritical.com Inc.                    Delaware
Paceart Associates, L.P.                 New Jersey
Paceart G.P., Inc.                       New Jersey
Viper Acquisition Corp.                  Delaware